NEWS RELEASE

The Hartford Announces Appointment Of A. Morris ‘Mo’ Tooker As Company President

Tooker to oversee all property-and-casualty businesses

HARTFORD, Conn., Jan. 9, 2025 – The Hartford appointed Tooker as the company’s president. In this new role, he will add Personal Lines to his current position overseeing Small Commercial, Middle & Large Commercial and Global Specialty, as well as Enterprise Sales & Distribution and Risk Services. This will align all of the company’s property-and-casualty businesses under his leadership. In addition, Tooker will also be responsible for stewarding a number of enterprise-wide initiatives. The change is effective Feb. 1, 2025, and Tooker will continue to report to The Hartford’s Chairman and CEO Christopher Swift.

“Mo is an exceptional leader, highly regarded in the insurance industry, with a strong reputation for strategic growth, customer-focused solutions, underwriting discipline, and building a cohesive team culture,” Swift said. “He is ideally suited to step into the crucial role of president as we advance our ambitious growth-and-innovation strategy aimed at addressing our customers’ changing needs.”

Tooker joined The Hartford in 2015 as chief underwriting officer and has served in a number of critical leadership roles during the last nine years, most recently as head of Commercial Lines. He has significantly advanced the company’s underwriting capabilities while creating meaningful growth and fostering a culture of innovation and collaborative solutions. Prior to joining The Hartford, Tooker served as president of General Reinsurance Corporation and was responsible for the company’s global property and casualty reinsurance business.
“I am honored and excited to become president of The Hartford at such a significant time in our company’s history,” Tooker said. “With significant investments in technology to streamline processes and mitigate risk, we are deepening connections with our customers, brokers and agents. Our competitive advantages are clear, and we start 2025 from a position of strength. I am energized by the tremendous opportunities ahead and confident in our sustained future success.”

About The Hartford

The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2023 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website and/or social media channels to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:	Investor Contact:
Matthew Sturdevant	Susan Spivak Bernstein
860-547-8664	860-547-6233
matthew.sturdevant@thehartford.com	susan.spivak@thehartford.com